UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 15, 2006
PDF SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
000-31311
(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)
333 West San Carlos Street, Suite 700
San Jose, CA 95110
(Address of principal executive offices, with zip code)
(408) 280-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 18, 2006, PDF Solutions, Inc. (the “Company”) entered into its standard form Indemnity Agreement with Dr. Thomas Caulfield, the Company’s newly elected director as described below. The agreement requires the Company to indemnify Dr. Caulfield against any liabilities that may arise by reason of his status or service as a director of the Company subject to customary exclusions and provisions, including advancement of expenses in certain circumstances. The foregoing description of the agreement is a general description only and is qualified in its entirety by reference to the Company’s standard form of Indemnification Agreement, a copy of which is attached as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed on August 7, 2000, and is incorporated herein by reference.
Item 5.02. Departure of Directors or Principal Offers; Election of Directors; Appointment of Principal Officers
(b)     Departure of Director. Effective as of September 15, 2006, B.J. Cassin resigned from the Company’s Board of Directors.
(d)     Election of Director. Effective as of September 15, 2006, the Company’s Board of Directors elected Dr. Thomas Caulfield to the Company’s Board of Directors to fill the vacancy therein. Dr. Caulfield will serve as a Class I Director with a term ending on the annual meeting of the Company’s stockholders that occurs after the fiscal year ending December 31, 2007 or until his successor has been duly elected and qualified.
A copy of the press release announcing this election is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 18, 2006 regarding the election of Thomas Caulfield to the Registrant’s Board of Directors

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC. (Registrant)
By:	/s/ Keith A. Jones
Keith A. Jones
Vice President, Finance and Chief Financial Officer

Dated: September 19, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 18, 2006 regarding the election of Thomas Caulfield to the Registrant’s Board of Directors